Exhibit 10.6

LEASE AGREEMENT

THIS LEASE AGREEMENT made and entered into as of this 17th day of December, 2013 (“Effective Date”), by and between R.W.B.C., L.L.C., a Missouri Limited Liability Company, having a place of business at 4901 Wornall Road, Suite 10, Kansas City, Missouri  64112 (“Landlord”) and GLOBAL GROUND SUPPORT, LLC, a Kansas Limited Liability Company whose principal place of business is located at 540 E. 56 Highway, Olathe, Kansas (Tenant”).

ARTICLE I: PREMISES

1.1 DESCRIPTION:  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to the provisions contained herein, certain premises consisting of approximately 112,493 +/- rentable square feet in the Warehouse (defined hereinafter), the address of which is commonly known as 540 E. 56 Highway, Olathe, Kansas 66061.

1.2 EXCEPTION AND RESERVATION:

(a) Reserved Areas.  Landlord reserves all rights to use (or to grant other parties the right to use) (i) the roof of the Warehouse; (ii) air rights above the Premises; and (iv) areas within the Premises necessary for utilities, services, safety and operation of the Warehouse that will not materially interfere with Tenant’s use of the Premises.

(b) Landlord’s Right of Entry.  Upon reasonable notice to Tenant (except for emergencies, in which case notice is not required), Landlord or Landlord’s agents may: (i) inspect the Premises; (ii) show the Premises to prospective purchasers, tenants, lenders, insurers and governmental authorities; (iii) make such repairs, alterations, improvements or additions as Landlord may deem necessary; and (iv) place in and upon the Premises the usual notices advertising the same for sale or lease, as the case may be, if Tenant abandons or vacates the same, or at any time during the ninety (90) days prior to the expiration of the Term (defined hereinafter). If Tenant is not personally present to open and permit an entry into the Premises, when for any reason an entry therein is necessary or permissible pursuant to this Paragraph 1.2(b), Landlord or Landlord’s agents may enter the same by a master key or, in an emergency, may forcibly enter the same without rendering Landlord or its agents liable therefore, and without in any manner affecting the obligations and covenants of this lease.  Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises or any part thereof, except as otherwise herein specifically provided.  In connection with entering the Premises to exercise any of the foregoing rights while Tenant is occupying the same, Landlord shall take reasonable steps to minimize any interference with Tenant’s business, and following completion of any work, return Tenant’s leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible.

1.3 DEFINITIONS:

(a) “Warehouse” means the entire development commonly known as the Warehouse including any and all proposed structures, (whether reflected in Exhibit A or hereafter incorporated in the Warehouse); parking facilities, common facilities, and the like to be built on the property shown on said Exhibit A, as the same may from time to time be reduced, or as the same may from time to time be increased by the addition of other land, together with structures and the like thereon, which may from time to time be included by Landlord in the development.

(b) “Commencement Date” means September 1, 2014

(c) “Term” means the initial term of this lease and any renewals thereafter.

ARTICLE II:  TERM

2.1 TERM; BASE RENT:  The initial Term of this lease will be five (5) years unless sooner terminated hereby, commencing on the Commencement Date.

2.2 PRIOR INSTALLATION:  Subject to Landlord’s consent, Tenant may install fixtures and equipment in the Premises prior to the Commencement Date.  Any work done by Tenant prior to the Commencement Date shall be done in a manner as to not interfere with the progress of the work by Landlord, and Landlord shall have no liability or responsibility for loss of or any damage to fixtures, equipment or other property of Tenant so installed or placed on the Premises.

2.3 TERMINATION OPTION:  Tenant shall have the right after thirty-six (36) months from the effective date to terminate this Lease for convenience by providing Landlord a written one hundred, eighty day notice of Tenant’s intention to terminate early.  Tenant shall be responsible for all unpaid rents due until the date Tenant vacates the premises.  Tenant shall also reimburse Landlord the unamortized portion of the improvements stated in Exhibit D of this Lease.  The cost of improvements is estimated to be $117,400.00.  The amortization shall reduce this amount by twenty percent (20%) at the end of each Lease year.

ARTICLE III:   RENT AND OTHER TENANT CONTRIBUTIONS

3.1 BASE AND ADDITIONAL RENT:  Tenant shall pay without the right of set-off to Landlord as base rent for the Premises on or in advance of the first day of each month of any Term at the address described in Paragraph 12.5 below (or such other place as Landlord may designate from time to time).  With respect to the initial Term, the base rent will be the amounts as described in the following schedule:

TERM	AMT PER SQ. FT	AMT. PER MONTH
60 months	$3.20	$29,998.00

Additional amounts, if any, due under Paragraphs 3.4, 3.5 and 3.6.  The base year shall be 2013.

3.2 LEASE YEAR:  “Lease Year” means the twelve (12) months beginning on the first day of January immediately following the Commencement Date and terminating on the succeeding December 31st, or succeeding calendar years.

3.3 PARTIAL YEAR:  “Partial Year” means the period beginning with the Commencement Date and ending the succeeding December 31st or in the alternative, the period beginning with the first day of January in the final year of the Term (or any renewal year thereof) and ending on the last day of the Term.

3.4 TAXES:  Tenant agrees to pay to Landlord its proportionate share of all real estate and ad valorem taxes, including any and all general or special assessments, which may be levied or assessed by any lawful authority for each calendar year during the Lease Term including those assessed against the land and/or buildings comprising the shopping center.  Tenant proportionate share shall be the same ratio of the total amount due as the total gross square footage of the within premise demised to Tenant shall bear to the total square footage of all of the gross leaseable space in the shopping center.  Tenant agrees to pay to Landlord on the first day of each month of the term in advance such amount as Landlord shall estimate shall be equal to 1/12th of the annual Tenant’s share of the anticipated taxes for the ensuing year, at the time and place provided for the payment of rent.  Upon receipt of the tax bills for any given year, the Landlord shall compute the share of said bills due from Tenant and a summary shall be furnished to Tenant reflecting the actual amount of taxes due.  In the event the amounts paid by Tenant during the preceding period shall be in excess of its proportionate share, the excess shall be credited against the next ensuing tax payments due from Tenant; in the event the amount paid by Tenant shall be less than its proportionate share, then it shall pay the remaining balance within thirty (30) days after such notice is furnished.  The notice furnished Tenant shall also include a computation of the estimated sums that would be due from Tenant each month for the ensuing lease year and the monthly tax payment to be made as aforesaid shall be adjusted accordingly for the ensuing period.  It is estimated by Landlord that the taxes for the initial full tax year will be $66,000.00 and the monthly installment to be paid by Tenant commencing on the date rent commences hereunder shall be $5,500.00, which sum shall be subject to adjustment as soon as actual tax bills are received.  In the event any tax shall be assessed upon rent by any governmental authority to the within premises, said tax shall be paid by Tenant as additional rental, in the same proportion as hereinbefore provided.  In the event Landlord shall elect to contest any proposed increase in taxes, any expense incurred in such contest, including reasonable attorneys’ fee or appraisers’ fees shall be considered as tax expenses under the terms of this paragraph, and shall be borne by Tenant in the proportion above set forth.  In the event the method of taxation applicable to rental property shall be adjusted or modified, a modification agreement with respect to this paragraph shall be entered into to equitably apply the principal hereof to said revised tax system.

3.5 INSURANCE:  Tenant agrees to pay to Landlord its proportionate share of all fire and extended coverage insurance determined by Landlord to be required in connection with the within Warehouse, together with rent insurance in such sum as shall be determined, the Tenant’s proportionate share to be determined in the same manner as provided for in the preceding paragraph, and to be adjusted periodically in the same manner.  It is estimated by Landlord that the insurance premiums for the initial full year will be $18,000.00 and the monthly installment to be paid by Tenant commencing on the date rent commences shall be $1,500.00 which sum shall be subject to adjustment as soon as insurance premium is received.

3.6 SECURITY DEPOSIT:  Landlord acknowledges that it has received from Tenant the sum of $29,529.41 of which -0- shall apply to the first month’s rent obligation of Tenant after the Commencement Date, and the balance of $29,529.41 (“Security Deposit”) to remain on deposit with Landlord during the Term as security for the payment of rent and the full and faithful performance by Tenant of the covenants and conditions of this lease.  In the event of any default, the Security Deposit shall be retained by Landlord and may be applied toward damages arising from such default.  The Security Deposit shall not be construed as liquidated damages.  Upon yielding of the Premises at the termination of this lease and provided no default by Tenant exists, Landlord shall return the Security Deposit to Tenant within fifteen (15) days of such termination.  No interest shall be payable on the Security Deposit.  Landlord may apply the Security Deposit, or portion thereof, to the curing of any default that may exist.  Should Landlord convey its interest under this lease, the Security Deposit, or the part or portion thereof not previously applied, shall be turned over to Landlord’s grantees or assigns:  Tenant hereby releases Landlord from any liability with respect to the Security Deposit and agrees to look solely to such grantee or assignee, and this provision shall also apply to subsequent grantees or assignees.  Tenant agrees it shall not assign, pledge, mortgage or otherwise hypothecate its interest in the Security Deposit.  It is agreed that the Security Deposit is not made in payment of rent but is paid solely as security by Tenant for the full and faithful performance of the obligations and terms of this lease.  Should the entire Security Deposit or any portion thereof be applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant, then Tenant shall, upon written demand by Landlord, remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited, and Tenant’s failure to do so within ten (10) days after receipt of such demand will constitute a breach of this lease.

3.7 PAYMENT OF CHARGES:  All other charges, if any, to be paid by Tenant shall constitute additional rent and shall be paid as provided in this lease and the non-payment of any item when due (or with the monthly payments if not otherwise provided for herein) shall constitute an item of default under the terms hereof.

ARTICLE IV: USE OF PREMISES

4.1 TENANT’S USE:  The Premises will be used and occupied by Tenant solely for office, manufacturing, storage and assembly of truck mounted equipment and for no other purpose without Landlord’s prior written consent.  Tenant shall comply with all rules, regulations and laws of any governmental authority with respect to use and occupancy.

4.2 UTILITIES:  Tenant agrees to pay for Tenant’s requirements of electric current, gas, sewer, heat, water and all other utilities, and all taxes or charges on such utility services which are used on or attributable to the Premises.  In no event shall Landlord be liable for any interruption or failure in the supply of any utilities to the Premises.

4.3 SIGNS:  Tenant may place on any exterior door, wall or window of the Premises any sign or advertising matter which is allowed by code.  Tenant agrees to maintain such sign or advertising matter as approved by Landlord in good condition and repair.  All signs must comply with applicable ordinances or other governmental restrictions and the determination of such requirements and the prompt compliance therewith will be the responsibility of Tenant.

4.4 CONTINUOUS OCCUPANCY:  Tenant agrees that it will keep its place of business in the Warehouse open continuously during the Term, and it will not cease operations in the Premises without the express written consent of Landlord unless prevented from doing so by reason of applicable ordinances or other acts of governmental authorities or by acts of God or conditions beyond the control of Tenant.

ARTICLE V: CONSTRUCTION, MAINTENANCE AND REPAIRS

5.1 TENANT’S DUTY TO REPAIR:  Except as provided in Paragraph 5.3 below, Tenant will have the following duties to repair:

(a) Tenant shall keep and maintain in good order, condition and repair (including any such replacement and restoration as is required for that purpose) the Premises and every part thereof, including, but not limited to, the exterior and interior portion of all doors, door checks, windows, plate glass and store front; all plumbing and sewage facilities within the Premises including free flow up to the main sewer line; all fixtures; the heating and air conditioning and electrical systems (whether or not located in the Premises but nevertheless servicing the same); the sprinkler system; the walls, floors and ceilings; meters applicable to the Premises; all installations made by Tenant under the terms of this lease and any exhibits thereto, as herein provided; and any repairs required to be made in the Premises due to burglary of the Premises or other illegal entry into the Premises or any damage to the Premises caused by a strike involving the Tenant or its employees.  Any charges to furnish services to the Premises made by any utility company or municipality or alarm monitoring company shall be paid by Tenant within the time limit specified by each utility company.  Tenant will regularly water, mow, trim, fertilize and otherwise maintain the lawn, shrubs, plants, trees and other landscaping of the Premises and will prevent water pipes in the Premises from freezing.

(b) Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition and in accordance with all directions, rules and regulations of proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, statute, ordinance or otherwise affecting the Premises and all appurtenances thereto.  If Tenant refuses or neglects to commence or complete repairs promptly and adequately, Landlord may, but will not be required to, make and complete said repairs and Tenant shall pay the cost thereof to Landlord as additional rent upon demand.

(c) Tenant shall be responsible for, cleaning of the parking areas, driveways, sidewalks and approaches, including snow removal.  Tenant will repair all damage to parking areas, driveways, sidewalks and approaches caused by placement or movement of trash containers, truck trailer dollies, trucks, etc.  Tenant understands and agrees that no personal property shall be stored in the parking area or anyplace outside of the building without the prior written consent of Landlord.

(d) Tenant shall keep the Premises free and clear of rodents, bugs and vermin, and Tenant.shall use, at its cost and at such intervals as Landlord shall reasonably require a reputable pest extermination contractor to provide extermination services in the Premises.

5.2 SURRENDER OF PREMISES:  At the termination of the Term, Tenant agrees to deliver the Premises in the same condition as received by it on the Commencement Date (subject to any renovations done by Landlord or Tenant in accordance with this lease and the removals hereinafter required), reasonable wear and tear excepted, and Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for payment of rent and shall inform Landlord of all combination of locks, safes and vaults, if any, in the Premises.  Tenant shall have ten (10) days after the expiration of the Term to remove all of its trade fixtures and, to the extent required by Landlord by written notice, any other installations, alterations or improvements, before surrendering the Premises as aforesaid, repairing any damage to the Premises caused thereby.  Tenant’s obligation to observe or perform this covenant will survive the expiration or other termination of the lease.  Any items remaining in the Premises on the termination date of this lease shall be deemed abandoned for all purposes and shall become the property of Landlord, and as such, the Landlord may dispose of the same without liability of any type or nature.

5.3 LANDORD’S DUTY TO REPAIR:  Landlord shall keep and maintain the parking lot, sidewalk (not including cleaning and snow removal which is the responsibility of Tenant), foundation, exterior walls and roof of the building in which the Premises are located and the structural portions of the Premises (exclusive of doors, door frames, door checks, windows, and exclusive of window frames located or in exterior building walls), in good repair, except that Landlord has no obligation to make any such repairs caused by any act or negligence of Tenant or its agents, employees, invitees, licensees or contractors.  Furthermore, Landlord has no obligation to make any other improvements or repairs of any kind upon the Premises and appurtenances.  Any of the foregoing repairs required to be made by reason of the acts or negligence of Tenant, its agents, etc. as above described, will be the responsibility of Tenant notwithstanding the provisions contained in this.

5.4 TENANTS ALTERATIONS:

(a) Tenant shall not alter the Premises (except for repairs as aforesaid) and shall not install any fixtures or equipment to be used in connection with Tenant’s business which affect the Premises in any unreasonable manner without first obtaining the written approval of Landlord to such fixtures and equipment and the Landlord’s approval of the manner in which said fixtures and equipment will be installed and located in the Premises.

(b) No penetration into or through the roof or floor of the Premises may be made without Landlord’s prior written approval of such penetration and the method by which it is to be done.  If Landlord approves any such penetration, Landlord shall have the absolute right to select and/or supervise the contractor performing such penetration.  Tenant shall be liable for any damage caused by any such penetration, whether or not approved by Landlord.

5.5 MECHANIC’S LIENS:  If Tenant makes any alterations or improvements in the Premises, Tenant shall pay for same when made.  Nothing in the lease shall be construed to authorize Tenant or any person dealing with or under Tenant, to charge the rents of the Premises, or the property of which the Premises form a part, or the interest of Landlord in the estate of the Premises, or any person under and through whom Landlord has acquired its interest in the estate of the Premises, with a mechanic’s lien or encumbrance of any kind, and under no circumstances shall Tenant be construed to be the agent, employee or representative of Landlord in the making of any such alterations or improvements to the Premises but, on the contrary, the right or power to charge any lien, claim or encumbrance of any kind against Landlord’s rents or the Premises or said land is denied.  So long as the laws of Kansas provide for the filing of a statutory bond to eliminate the attachment of mechanic’s or materialmen’s liens to real estate, Tenant shall require that its contractor or itself take such steps as are provided by law for the filing of said statutory bond prior to the initiation of any construction.  If a mechanic’s or materialmen’s lien is threatened by any contractor or supplier, or in the event of the filing of a notice of any such lien, Tenant shall promptly pay same and take steps immediately to have same removed.  If same is not removed within ten (10) days from the date of written notice from Landlord, Landlord may at Landlord’s option pay the same or any portion thereof and the amounts so paid, including attorney’s fees and expenses connected therewith and interest at the rate of 10% per annum on any sums paid or advanced, will be deemed to be additional rent due from Tenant to Landlord and must be paid to Landlord immediately upon delivery of a bill to Tenant.  Tenant will indemnify and save harmless Landlord from and against all loss, claims, damages, costs or expenses suffered by Landlord by reason of any repairs, installations or improvements made by Tenant.

5.6 EMERGENCY LIGHTING:  In the event that any governmental regulations from time to time shall require emergency lighting to be installed in the Premises, the installation and the maintenance of the same, including providing of battery power, will be the responsibility of Tenant.

5.7 ROOF:  Tenant will not cause or permit accumulation of any debris or extraneous matter on the roof of the Premises, will not in any manner cut or drive nails into or otherwise mutilate the roof of the Premises, and will be responsible for any damage caused to the roof by any acts of Tenant, its agents, servants, employees or contractors of any type or nature.

ARTICLE VI:  INSURANCE

6.1 INDEMNIFICATION OF LANDLORD:  Tenant agrees hereby to protect, indemnify, defend and save harmless Landlord, its agents and servants, from and against any and all claims, actions, damages, suits, judgments, decrees, orders, liability and expenses (including costs and attorney fees) in connection with loss of life, bodily injury, personal injury and/or damage to property of whatever kind or character, howsoever caused, arising from or out of any occurrence in, upon or about the Premises, or in connection with the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, sublessees, invitees or concessionaires, notwithstanding any possible negligence (whether sole, concurrent or otherwise) on the part of Landlord, its agents, contractors, employees or servants.

6.2 NOTICE OF CLAIM OR SUIT:  Tenant agrees to promptly notify Landlord of any claim, action, proceeding or suit instituted or threatened against the Landlord.  In the event Landlord is made a party to any action for damages which Tenant has herewith indemnified Landlord against, then Tenant shall pay all costs and shall provide effective counsel in such litigation or shall pay, at Landlord’s option, the attorney fees and costs incurred in connection with said litigation by Landlord.

6.3 LIABILITY INSURANCE:  Tenant agrees to maintain at its expense at all times during the Term full liability insurance properly protecting and indemnifying Landlord and naming Landlord as additional insured in an amount not less than $1,000,000.00 per person and $1,000,000.00 per accident for injuries or damages to persons, and not less than $1,000,000.00 damage or destruction of property, written by insurers licensed to do business in the State of Kansas.  Tenant shall deliver to Landlord certificates of such insurance, which must declare that the respective insurer may not cancel the same in whole or in part without giving Landlord written notice of its intention so to do at least ten (10) days in advance.

6.4 FAILURE TO PROCURE INSURANCE:  In the event Tenant fails to procure insurance required under this Article VI and fails to maintain the same in force continuously during the Term, Landlord may procure the same and if it does so, Tenant shall immediately reimburse Landlord for such premium expense.

6.5 INCREASE IN FIRE INSURANCE PREMIUM:  Tenant will not keep upon the Premises any articles or goods which may be prohibited by the standard form of fire insurance policy.  In the event the insurance rates applicable to fire and extended coverage insurance covering the Premises is increased by reason of any use of the Premises made by the Tenant, then Tenant shall pay to Landlord such increase in insurance as occasioned by said use.

6.6 PROPERTY OF TENANT:  Tenant agrees that all property owned by it in, on or about the Premises will be at its sole risk and hazard.  Landlord is not liable or responsible for any loss of or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, steam, gas, leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere, irrespective of whether or not Landlord may be deemed to have been negligent with respect thereto, and provided such damage or loss is not the result of an intentional and willful wrongful act of Landlord.

6.7 PROPERTY OF LANDLORD:

(a) Tenant shall have use of the bridge cranes and Tenant shall accept such bridge cranes and cable lifts in their “as is” condition.  Landlord shall have no obligation to make repairs to the bridge cranes either at delivery of the Premises or during the lease term.  All maintenance and repair of the bridge cranes shall be Tenant’s responsibility and such bridge cranes shall be returned to Landlord at the end of the lease term in as good condition as at the beginning of the lease term, ordinary wear and tear excepted.  Tenant shall have the option of upgrading the bridge cranes during the term of this Lease.  If Tenant makes capital improvements to the bridge cranes of at least Thirty-Eight Thousand Dollars ($38,000.00), Landlord will contribute Ten Thousand Dollars ($10,000.00) to the cost of the upgrades upon the presentation of paid invoices to Landlord.

(b) Tenant shall have use of the air compressor with related equipment and Tenant shall accept such air compressor in “as is” condition.  Landlord shall have no obligation to make repairs to the air compressor and equipment either at delivery of the Premises or during the Lease Term.  All maintenance and repair of the air compressor and equipment shall be Tenant’s responsibility and such air compressor and equipment shall be returned to Landlord at the end of the Lease Term in as good condition as at the beginning of the Lease Term, ordinary wear and tear excepted.

6.8 WAIVER OF SUBROGATION:  If any property owned by Tenant and located in the Premises is damaged or destroyed by an insured peril, Landlord will have no liability to Tenant, nor to any insurer of Tenant, for or in respect of such damage or destruction, and Tenant must require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with a provision in and by which the insurer designated therein waives its right of subrogation against Landlord.

6.9 WASTE OR NUISANCE:  Tenant shall not commit nor suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Premises may be located or in the Shopping Center, or which may disturb the quiet enjoyment of occupants of adjoining properties.

6.10 GOVERNMENTAL AND INSURANCE REQUIREMENTS:  Tenant shall, at its sole cost and expense, comply with all of the requirements of any insurance carrier for the Premises or the Shopping Center and with all laws, regulations, ordinances, rules, codes and requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force or which may hereafter be in force.

6.11 HAZARDOUS SUBSTANCES:  Tenant covenants and warrants that Tenant, Tenant’s Work and any alterations thereto and Tenant’s use of Premises will at all times comply with and conform to all laws, statues, ordinances, rules and regulations of all governmental, quasi-governmental or regulatory authorities (“Laws”) having jurisdiction over Landlord, Tenant or the Premises which relate to the transportation, storage, placement, handling, treatment, discharge, generation, production or disposal (collectively “Treatment”) of any waste, petroleum product, waste products, radioactive waste, polychlorinated biphenyls, asbestos, hazardous materials of any kind, and any substance which is regulated by any law, statute ordinance, rule or regulation (collectively “Waste”).  Tenant further covenants and warrants that it will not engage in or permit any person or entity to engage in any Treatment of any Waste on or which affects the Premises.

6.12 AMERICANS WITH DISABILITIES ACT (“ADA”):  Tenant, at Tenant’s expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises including, without limitation, the Americans With Disabilities Act.

ARTICLE VII:  FIRE OR OTHER CASUALTY

7.1 PARTIAL DESTRUCTION:  In the event of any partial destruction of the building or improvements located on the Premises by fire or any other casualty, Landlord must restore or repair said building and improvements with reasonable diligence.  Landlord shall expend such sums as required to repair or restore improvements to the condition they were in immediately prior to the date of the destruction.  A just and proportionate part of the rent payable by Tenant to the extent that such damage or destruction renders the Premises unfit for Tenant’s use shall abate from the date of such damage or destruction until such building or improvements are repaired or restored.

7.2 SUBSTANTIAL DESTRUCTION:  If the Premises are damaged by fire or other casualty or happening as to be substantially destroyed, which the parties agree to mean that the entire Premises has been rendered untenantable, then each of Landlord and Tenant has an option to terminate this lease by giving the other party written notice within thirty (30) days after such destruction, and any unearned rent will be apportioned and returned to Tenant.  If either party does not elect to cancel this lease as aforesaid, then the same will remain in full force and effect and Landlord must proceed with all reasonable diligence to repair and replace the Premises to the condition they were in prior to the date of such destruction, and during the time said Premises are so destroyed and totally untenantable, the rent will be abated.

ARTICLE VIII:  ASSIGNMENT AND SUBLETTING

8.1 TENANT ASSIGNMENT:  Tenant shall not assign, transfer or encumber this lease without written consent of Landlord and shall not sublet or allow any other tenant to come in with or under Tenant without like written consent.  Consent of Landlord to one assignment or subletting of the Premises does not constitute a waiver of Landlord’s rights hereunder.  In no event may Tenant assign or sublet the Premises or any portion thereof for any use which will violate the exclusive use rights granted to any other tenant in the Shopping Center.  Any assignment or subletting, notwithstanding the consent of Landlord, shall not in any manner release Tenant from its continued liability for the performance of the provisions herein and any amendments or modifications.  The acceptance of any rental payments by Landlord from any alleged assignee does not constitute approval of the assignment of this lease by Landlord.

8.2 MINIMUM SUBLEASE RENTALS:  Notwithstanding that Landlord may consent thereto, in the event of any assignment or subletting, the rental that is due from the sublessee or assignee (and that will continue to be due from Tenant as provided) will not be less than the aggregate of all annual sums paid by Tenant in the year immediately prior to the date of said assignment or subletting, including variable additional rents that may have become due hereunder, payable at the rate of 1/12th of the aggregate of said sums on the first day of each month in advance.

8.3 BANKRUPTCY, ETC.:  Neither this lease nor any interest herein, nor any estate created hereby, will pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors or otherwise by operation of law.  In the event of bankruptcy or assignment for the benefit of creditors, Landlord may retain the security deposit and be deemed a secured creditor as to the next six (6) months’ rental to the extent permitted by applicable federal or state laws unless a tenant paying at least the amount due from Tenant is procured in said period.  As to any additional loss of rent, Landlord may file as a general creditor.

8.4 NOTICE OF CONTEMPLATED ASSIGNMENT:  In the event Tenant desires to assign, transfer or sublet Premises to any other person or entity, or in the event that Tenant is an entity and elects to transfer control of said entity pursuant to a sale of its equity interest by its principal owners, then Tenant must notify Landlord in writing of such intention and furnish Landlord with information as to the contemplated successor.  Landlord will have twenty (20) days after receipt of such information and supporting data to adopt one of the following alternatives:

(a) Landlord may approve the proposed assignment, transfer or subletting (or stock sale or transfer where applicable), in which case Tenant will continue to be liable, together with the assignee or successor, for the fulfillment of all of Tenant’s obligations for the remainder of the applicable Term;

(b) Landlord may disapprove the same, in which case the lease will continue in full force and effect with Tenant continuing to occupy the Premises under the terms hereof; or

(c) Landlord may elect to cancel the lease by written notice to Tenant specifying the date of such cancellation, whereupon Tenant shall pay rental and other charges to the date of such cancellation and vacate Premises on the said date; thereafter, the parties will have no further obligations under this lease to the other.

ARTICLE IX:  DEFAULT AND RE-ENTRY

9.1 TENANTS DEFAULT:  Failure on the part of Tenant to pay rent when it becomes due, unless such failure is cured within ten (10) days, will constitute a default under this lease.  In addition, failure of Tenant to promptly and faithfully keep and perform every covenant, condition, agreement and obligation of the lease other than payment of rent, unless such failure is cured within any period of time following notice expressly provided in other Articles hereof, or otherwise within a reasonable time, but in no event more than twenty (20) days following written notice, will constitute a default and, at the option of Landlord, cause the forfeiture of this lease without releasing Tenant from liability as hereinafter provided, and if such default is not corrected within the applicable period, possession of the Premises and all improvements thereon shall be delivered to Landlord and thereupon Landlord shall be entitled to and may take immediate possession of the Premises, any other notice or demand being hereby waived.  Tenant agrees to quit and deliver possession of the Premises to Landlord or Landlord’s assigns, successors or agents, when this lease terminates by limitation or forfeiture, and Tenant agrees that the Premises wilt be in substantially the same order and in as good condition as received, except for normal wear and use and subject to renovations and removals as described in Paragraph 5.2 above.

9.2 TENANT’S OBLIGATION:  Tenant covenants that any forfeiture, annulment or voidance of this lease will not relieve Tenant from the obligation to make the monthly payments of rent.  In case of default of Tenant, Landlord may relet the Premises as the agent for and in the name of Tenant, at any rental readily acceptable, applying the proceeds first to the payment of such rent as same becomes due, and toward the fulfillment of the other covenants and agreements of Tenant herein contained, and the balance, if any will be paid to Tenant, and the Tenant hereby agrees that if Landlord recovers or takes possession of said Premises as aforesaid, and is unable to relet and rent the same so as to realize a sum equal to the rent hereby reserved, Tenant shall pay to Landlord any loss or difference of rent for the remainder of the applicable Term.

(a) Landlord may re-enter the Premises to assume and take possession of the whole or any part thereof and to remove all persons or personal property by direct or summary action, or in a different type of suit or proceeding, by force or otherwise, without being deemed guilty of trespass or other actionable wrong by reason thereof, and without being liable for the damages therefore or in connection therewith and, after demand made therefore, Tenant or anyone in possession claiming under Tenant will be deemed guilty of unlawful detainer and subject to such summary or other action as may be provided by law; and

(b) Landlord, irrespective of the date on which its right of re-entry accrued or has been exercised, may, without notice to or demand upon Tenant or any other person, whether for rent or possession or otherwise, forfeit this lease and terminate the estate of Tenant hereby created.

(c) In any and every event, Landlord will not be deemed to have accepted any surrender of the Premises or of the leasehold estate created hereby from Tenant or anyone acting on Tenant’s behalf, unless Landlord by an agreement in writing declares explicitly that it intends thereby to affect acceptance of the surrender and to release Tenant from liability.

9.3 LEGAL REMEDIES:  Notwithstanding the provisions of this lease, the parties agree that the remedies provided for herein in the event of default on the part of Tenant are in addition to and not in lieu of any other remedies or relief made available to the Tenant under the laws of the state in which the premises are located, which latter remedies or relief shall be likewise available to Landlord in the event of a breach of any of the terms of this lease.

9.4 ATTORNEYS’ FEES:  In the event that Landlord must engage legal counsel for the enforcement of any of the terms of this lease, whether such engagement requires initiation of suit or other legal services required to secure compliance on the part of Tenant, Tenant will be responsible for and shall promptly pay to Landlord the reasonable value of said attorneys’ fees.

ARTICLE X:  EMINENT DOMAIN

10.1 PARTIAL TAKING:  If a portion of the Premises is taken as herein provided for public improvements or otherwise under the exercise of the right of eminent domain, and the Premises continue to be reasonably suitable for the use which is herein authorized, then the rental herein provided will be reduced from the date of such taking in direct proportion to the reduction in usefulness of the Premises.

10.2 SUBSTANTIAL TAKING:  If the real estate hereby leased or a part thereof sufficient to render the Premises wholly unfit for the use herein authorized is condemned or acquired by grant or otherwise, for the widening of streets or for other public improvements, or is otherwise taken in the exercise of the right of eminent domain, Tenant will have the right, at Tenant’s sole option, to terminate and cancel this lease on thirty (30) days written notice to Landlord and, under this Article XI, Tenant will be liable only for rents and other charges accrued and earned to the date of surrender of possession of the Premises to Landlord and for the performance of other obligations maturing prior to said date.

10.3 AWARD:  Tenant will not be entitled to participate or receive any part of the damages or award which may be paid to or awarded Landlord by reason of a taking under this Article XI except where said award provides for moving or other reimbursable expenses for Tenant under applicable statute, in which event the latter sum must be given to Tenant.

ARTICLE XI:  GENERAL PROVISIONS

11.1 QUIET ENJOYMENT:  Landlord agrees that if the rent is being paid in the manner and at the time prescribed, and the covenants and obligations of Tenant being all and singular kept, fulfilled and performed, then Tenant will lawfully and peaceably have, possess, use and occupy and enjoy the Premises so long as this lease remains in force, without hindrance, disturbance or molestation from Landlord, subject to the specific provisions of this lease.

11.2 WAIVER:  Waiver by Landlord of any default, breach or failure of Tenant under this lease will not be construed as a waiver of any subsequent or different default, breach or failure.  In case of a breach by Tenant of any of the covenants or undertakings of Tenant, Landlord nevertheless may accept from Tenant any payment or payments hereunder without in any way waiving Landlord’s right to exercise the right of re-entry hereinbefore provided for by reason of any other breach or lapse which was in existence at the time such payment or payments were accepted by Landlord.

11.3 TRADE FIXTURES:  At the expiration of this lease or renewal thereof and provided Tenant is not in default, Tenant may remove any trade fixtures installed by Tenant on the Premises, repairing any damage to the Premises caused by such removal.  Notwithstanding the foregoing, Landlord will have a lien upon said fixtures, or any additions thereto, during the Term as security for the faithful performance by Tenant of the conditions required of it.

11.4 SUBORDINATION:  The rights of Tenant under this Lease shall be subject and subordinated to all instruments executed and to be executed in connection with the exercise of any such rights, including, but not limited to, the lien of any mortgage, deed of trust, or security agreement now or hereafter placed upon Landlord’s interest in the Premises; provided such mortgage, deed of trust or security agreement provides that in the event of foreclosure, the rights of Tenant under this Lease will not be disturbed and will continue in full force and effect as long as Tenant is not in default beyond any applicable cure period. This paragraph shall be self-operative. However, Tenant covenants and agrees to execute and deliver upon demand such further instruments subordinating this Lease to the lien of any such mortgage, deed of trust or security agreement as shall be requested by the Landlord and/or mortgagee or proposed mortgagee or holder of any security agreement.

11.5 NOTICES:  All notices by either party to the other must be made by depositing such notice in the certified mail of the United States of America, and such notice will be deemed to have been served on the date of such depositing in the Certified Mail unless otherwise provided. All notices to the Landlord must be made at 4901 Wornall Road, Suite #10, Kansas City, Missouri 64112 or at such other address as Landlord may from time to time designate in writing to Tenant, and all notices to Tenant must be made at 540 E. 56 Highway, Olathe, Kansas 66061 or at such other address as Tenant may from time to time designate in writing to Landlord.

11.6 RECORDING:  Tenant upon request of Landlord shall join in the execution of a memorandum of this lease for the purpose of recordation.  Such memorandum will describe the parties, Premises and the terms of this lease, and it will incorporate this lease by reference and include such other portions which Landlord deems appropriate to effectuate the purpose of such recordation. The said memorandum will be in substantially the form set forth in Exhibit C attached hereto and incorporated herein by reference, or in such other similar form as may be required by Landlord’s lender, which memorandum may be recorded at the election of either party.

11.7 AMENDMENT:  Oral agreements in conflict with any of the terms of this lease will be without force and effect, all amendments to be in writing executed by the parties or their respective successors in interest.

11.8 DOCUMENTATION:

(a) Upon the occurrence of a default entitling Landlord to exercise any of its rights granted under Article IX, then or at any time thereafter, Landlord will have the remedies of a secured party under the Uniform Commercial Code of Kansas, including, without limitation, the right to take possession of the Collateral, and for that purpose Landlord may enter upon the Premises and remove the Collateral or any part thereof therefrom.  Landlord must give Tenant at least five (5) days’ prior notice of any public sale of the Collateral or the date prior to which any private sale or any other intended disposition is to be made, and at any such sale, Landlord may purchase the Collateral.

11.9 HOLDING OVER:  Any holding over after the expiration of the Term with the consent of Landlord will be construed to be a tenancy from month-to-month at the terms herein specified.

11.10 NO PARTNERSHIP:  Landlord is not, and will not in any way or purpose become, a partner or joint venturer with Tenant in the conduct of Tenant’s business.

11.11 PARTIAL INVALIDITY:  If any term or condition of this lease or the application thereof to any person or event is determined to any extent to be invalid and unenforceable, the remainder of this lease in the application of such term, covenant or condition to persons or events other than those to which it is held invalid or unenforceable will not be affected, and each term, covenant and condition of this lease will be valid and enforced to the fullest extent permitted by law.

11.12 SUCCESSORS:  The provisions, covenants and conditions of this lease will bind and inure to the benefit of the legal representatives, successors and assigns of each of the parties, except that no assignment or subletting by Tenant without the written consent of Landlord will vest any right in the assignee or sublessee of Tenant.

11.13 GUARANTORS:  This Lease shall not be effective unless the persons, if any, listed as Tenant or who are the principals of Tenant or as Guarantors hereof shall execute the Guaranty attached as Exhibit E of this Lease.

11.14 JURY TRIAL; CLAIMS; SURVIVAL:  To the extent permitted by applicable law, and acknowledging that the consequences of said waiver are fully understood, Tenant hereby expressly waives the right to trial by jury in any action taken with respect to this Lease and waives the right to interpose any set-off or counterclaim of any nature or description in any action or proceeding instituted against Tenant pursuant to this Lease.  Notwithstanding anything in this Lease to the contrary, the representations and undertakings of Tenant under this Lease shall survive the expiration or termination of this Lease regardless of the means of such expiration or termination.

ARTICLE XII:  MISCELLANEOUS

12.1 LATE CHARGE:  In the event that base rent or any other amounts due have not been paid within ten (10) days after they become due, Tenant hereby agrees to pay a late charge of five percent (5%) of the amount due that is delinquent as additional rent.

12.2 FIRST RIGHT OF REFUSAL:  Tenant will have the first right of refusal to renew this Lease when it expires at the then current market rate market rate for a period of not less than two (2) years nor more than five (5) years provided Tenant notifies Landlord One Hundred and Eighty (180) days prior to the expiration of the Lease of Tenant’s desire to renew.

12.3 ESTOPPEL STATEMENTS:  Tenant shall within twenty (20) days following receipt of a written request from Landlord execute an estoppel setting forth with particularities those items requested including, without limitation, Tenant’s acceptance of the Premises.

SIGNATURE PAGE

IN TESTIMONY WHEREOF, the parties have caused this lease, consisting of 13 pages (including this signature page), and 6 exhibits attached hereto, to be signed by their respective representatives designated below, or if either party is a corporation, it has caused these presents to be signed by its president or other officer designated below, attested by its secretary, and its corporate seal to be affixed.

LANDLORD:  R.W.B.C., L.L.C.

BY: /s/ Sam Devinki

PRINT: Sam Devinki

ITS: Managing Member

DATE: 12/18/13

TENANT:  GLOBAL GROUND SUPPORT, LLC.

BY: /s/ Michael Moore

PRINT: Michael Moore

ITS: CEO

DATE: 12/17/13

CONSULT YOUR ATTORNEY – THIS LEASE SHOULD BE GIVEN TO YOUR ATTORNEY FOR REVIEW AND APPROVAL BEFORE YOU SIGN IT.  BECAUSE EACH LEASE TRANSACTION IS UNIQUE, AND THE BUSINESS AND LEGAL CONCERNS OF EACH PART ARE UNIQUE, LANDLORD CAN NOR DOES NOT MAKE ANY REPRESENATION OR RECOMMENDATION CONCERNING THE LEGAL EFFECT, LEGAL SUFFICIENCY OR TAX CONSEQUENCES (OF THIS LEASE.  THESE ARE QUESTIONS FOR YOUR ATTORNEY AND FINANCIAL ADVISORS.

EXHIBIT A

SITE PLAN

Attached

EXHIBIT B

COMMENCEMENT DATE

September 1, 2014

EXHIBIT C

MEMORANDUM FOR RECORDATION

Intentionally Deleted

EXHIBIT

DESCRIPTION OF LANDLORD’S WORK AND TENANT’S WORK

Landlord:  R.W.B.C., L.L.C.

Tenant:  GLOBAL GROUND SUPPORT, LLC

Premises:  540 E. 56 Highway, Olathe, Kansas  66061

Date:      12/17/13

Tenant hereby accepts space in “as is” condition except as follows:

Landlord will replace front office carpeting with sample provided

Landlord will increase front office lighting

Landlord will re-tile kitchen and restrooms

Landlord will replace warehouse lighting with T5H0 fluorescent lighting as per specifications mutually agreed upon by Tenant and Landlord

Landlord will repair and seal the entire roof with a five (5) year no leak warranty

Tenant will re-pave parking areas (east and west lots) and access road up to the property line as per specifications mutually agreed upon by Tenant and Landlord

All items listed above shall be completed by Landlord or Tenant as stated prior to September 1, 2014. All costs shall be paid by the party providing the improvement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

LANDLORD:  R.W.B.C., L.L.C.

BY: /s/ Sam Devinki

Printed Name and Title: Sam Devinki, Managing Member

TENANT:  GLOBAL GROUND SUPPORT, LLC.

BY: /s/ Michael Moore

Printed Name and Title: Michael Moore, CEO